UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

813 NE 17th Terrace, Unit A, Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2024 and on December 19, 2024, MGO Global Inc., a Delaware corporation (“MGO”) entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) dated as of June 18, 2024, with Heidmar, Inc., (“HMI”), a company organized under the laws of the Republic of the Marshall Islands, Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”), and HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, and Rhea Marine Ltd. and Maistros Shipinvest Corp., shareholders of HMI, which was subsequently amended on December 17, 2024.

On January 31, 2025, MGO and HMI entered into the Second Amendment to the Business Combination Agreement, pursuant to which the parties agreed to extend the termination date of the Business Combination Agreement from February 10, 2025 to February 28, 2025.

The foregoing description of the Second Amendment to the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text thereof, filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference in this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Second Amendment to Business Combination Agreement dated January 31, 2025

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer

3